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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

                          SECOND BANCORP, INCORPORATED

                  Know all men by these presents, that each person whose signature appears below constitutes and appoints John L. Pogue and Michael G. Marando and each of them such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Registration Statements pursuant to the Securities Act of 1933, as amended, with respect to the registration of shares of Second Bancorp, Incorporated's Common Stock to be issued from time to time pursuant to Second Bancorp, Incorporated's Restricted Stock Plan and Incentive Stock Option Plan and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  WITNESS the due execution hereof by the following persons in the capacities indicated on this 29th day of July, 1997.


/s/ Alan G. Brant                           /s/ John A. Anderson
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Alan G. Brant, Director and                John A. Anderson, Director
Principal Executive Officer

/s/ R. J. Wean, III                         /s/ Norman C. Harbert
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R. J. Wean, III, Director                  Norman C. Harbert, Director

/s/ J. C. Gibson                            /s/ Robert J. Webster
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J. C. Gibson, Director                     Robert J. Webster, Director

/s/ John L. Pogue
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John L. Pogue, Director